Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

REGISTRATION STATEMENT

_________________________________
(Form Type)

COEPTIS THERAPEUTICS HOLDINGS, INC.

________________________________________.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value	457(o)			$8,000,000	$881.60
	Equity-	Warrants (2)	457(g)
	Equity	Shares of Common Stock, par value of $0.0001 per share, issuable upon exercise of Warrants	457(o)			$8,000,000	$881.60

	Total Offering Amounts					$16,000,000	$1,763.20
	Total Fees Previously Paid						$881.60
	Total Fee Offsets						$0
	Net Fee Due						$881.80

(1)	Calculated pursuant to Rule 457(o), based on the Proposed Maximum Aggregate Offering Price.
(2)	No fee pursuant to Rule 457(g) of the Securities Act.